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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We consent to the use in Amendment No. 3 to the Registration Statement No. 333-118553 of our reports dated March 2, 2007, except for Note 16(a) as to which the date is April 16, 2007 and Note 16(b) as to which the date is June 28, 2007 and Note 16(c) as to which the date is October 29, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption of Statement of Financial Accounting Standards 123 (Revised), Share-Based Payment) relating to the consolidated financial statements and schedule of Photonic Products Group Inc. and Subsidiaries, included herein.

        We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ HOLTZ RUBENSTEIN REMINICK LLP Melville, New York
December 10, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS